2(b)

                                     BY-LAWS
                                     - of -

                                  TRIDAN CORP.

BY-LAW ONE: OFFICES

     ARTICLE 1.1. PRINCIPAL OFFICE. The principal office of the Company shall be in the City of New York, County of New York, State of New York.

     ARTICLE 1.2. OTHER OFFICES. The Company may also have offices at such other places within or outside the State of New York as the Board of Directors may from time to time determine.

BY-LAW TWO: STOCKHOLDERS

     ARTICLE 2.1. PLACE OF MEETINGS. All meetings of the Stockholders shall be held at the principal office of the Company in the State of New York or at such other place within or outside the State of New York as the Directors shall determine, which shall be stated in the notice of the meeting, or in a duly executed waiver of notice thereof.

     ARTICLE 2.2. ANNUAL MEETING. The annual meeting of the Stockholders of the Company shall be held on a date not later than four (4) months from the end of the Company's fiscal year to be fixed from time to time by the Board of Directors, at which time the Stockholders shall elect a Board of Directors by a plurality vote, and transact such other business as may properly come before the meeting.

     ARTICLE 2.3. SPECIAL MEETINGS. Special meetings, of the Stockholders for any purpose or purposes, unless otherwise prescribed by statute or by the Certificate of Incorporation, may be called by resolution of the Board of Directors or by the President, and shall be called by the President or Secretary at the request in writing of a majority of the Board of Directors or at the request in writing by Stockholders owning a majority in amount of the entire capital stock of the Company issued and outstanding. Such request shall state the purpose or purposes of the proposed meeting. Business transacted at special meetings shall be confined to the objects stated in the call.

     ARTICLE 2.4. NOTICE. Written notice of every meeting of Stockholders, stating the purpose or purposes for which the meeting is called, the time when and the place where it is to be held, shall be served, either personally or by mail, upon each Stockholder entitled to vote at such meeting not less than ten nor more than sixty days before the meeting. If mailed, such notice shall be directed to a Stockholder at his address as it shall appear on the books of the Company unless he shall have filed with the Secretary of the Company a written request that notices intended for him be mailed to some other address, in which case it shall be mailed to the address designated in such request. Irregularities in the notice or in the giving thereof, as well as the accidental omission to give notice of any meeting to, or the non-receipt of any such notice by, any of the Stockholders shall not invalidate any action otherwise properly taken by or at any such meeting.

     ARTICLE 2.5. QUORUM. The holders of a majority of the stock issued and outstanding and entitled to vote thereat, present in person or represented by proxy, shall be requisite and shall constitute a quorum at all meetings of the Stockholders for the transaction of business except as otherwise provided by statute or by the Certificate of Incorporation or by these By-Laws. If a quorum shall not be present or represented, the Stockholders entitled to vote thereat, present in person or represented by proxy, shall have power to adjourn the meeting from time to time, without notice other than announcement at the meeting until a quorum shall be presented or represented. At such adjourned meeting at which a quorum shall be present or represented any business may be transacted which might have been transacted at the meeting as originally notified.

     ARTICLE 2.6. VOTE TO THE MEETING. When a quorum is present or represented at any meeting, the vote of the holders of a majority of the stock having voting power present in person or represented by proxy shall decide any question brought before such meeting, unless the question is one upon which by express provision of statute or of the Certificate of Incorporation or of these By-Laws, a different vote is required in which case such express provisions shall govern and control the decision of such question.

     ARTICLE 2.7. VOTING RIGHTS OF STOCKHOLDERS. Each Stockholder of record having the right to vote shall be entitled at every meeting of the Stockholders of the Company to one vote for each share of stock having voting power standing in the name of such Stockholder on the books of the Company with pro-rata voting rights for any fractional shares, and such votes may be cast either in person or by written proxy.

     ARTICLE 2.8. PROXIES. Every proxy must be executed in writing by the Stockholder or by his duly authorized attorney. No proxy shall be valid after the expiration of eleven months from the date of its execution unless it shall have specified therein its duration. Every proxy shall be revocable at the pleasure of the person executing it or of his personal representatives or assigns.

     ARTICLE 2.9. INSPECTORS OF ELECTION. The annual election of Directors shall be conducted by two inspectors of election, neither of whom shall be a candidate for the office of Director. The inspectors shall be chosen at each annual meeting of Stockholders to serve for the ensuing year and if such inspectors shall not be present at any election, the Stockholders present at the meeting may, by a per capita vote, choose others in their place. The inspectors, before entering on the discharge of their duties, shall be sworn faithfully to execute the duties of inspectors with strict impartiality, and according to the best of their ability, and shall make a written certificate of the result of the election.

BY-LAW THREE: DIRECTORS

     ARTICLE 3.1. BOARD OF 3 TO 15 DIRECTORS. The Board of Directors shall consist of not less than three (3) nor more than fifteen (15) Directors, all of whom shall be of full age. The first Board shall consist of five (5) Directors. Directors shall be elected at the annual meeting of the Stockholders and each Director shall be elected to serve for one year and until his successor shall be elected and shall qualify. Directors need not be Stockholders. The Directors shall have power from time to time, and at any time when the Stockholders as such are not assembled in a meeting, regular or special, to increase their own number. If the number of Directors be increased, the additional Directors may be elected by a majority of the Directors in office at the time of the increase (if immediately after filling any such vacancy at least two-thirds of the Directors then holding office shall have been elected by the Stockholders), or, if not so elected prior to the next annual meeting of the Stockholders, they shall be elected by the Stockholders.

     The number of Directors may also be increased or decreased by vote of the Stockholders at any regular or special meeting called for that purpose. In the event of the Stockholders voting a decrease in the number of Directors, they shall determine by a majority vote at such meeting which of the Directors shall be removed and which of the then existing vacancies on the Board shall be eliminated. If the Stockholders vote an increase in the Board they shall by plurality vote elect Directors to the newly created places as well as fill any then existing vacancies on the Board.

     ARTICLE 3.2. VACANCIES. If the office of any Director or Directors becomes vacant for any reason, the Directors in office, although less than a quorum, by a majority vote, may choose a successor or successors, who shall hold office for the unexpired term in respect to which such vacancy occurred or until the next election of Directors (if immediately after filling any such vacancy at least two-thirds of the Directors then holding office shall have been elected by the Stockholders), or any vacancy may be filled by the Stockholders at any meeting thereof.

     ARTICLE 3.3. MAJORITY TO BE ELECTED BY STOCKHOLDERS. If at any time, less than a majority of the Directors in office shall consist of Directors elected by Stockholders, or if a majority of the Directors holding office at the beginning of any twelve month period shall have died, resigned or otherwise vacated their office, a meeting of the Stockholders shall be called within sixty days for the purpose of electing an entire new Board of Directors (unless the Securities and Exchange Commission shall by order extend such period), and the terms of office of the Directors then in office shall terminate upon the election and qualification of such new Board of Directors.

     ARTICLE 3.4. POWERS OF THE BOARD. The business of this Company shall be managed by its Board of Directors which may exercise all such powers of the Company and do all such lawful acts and things as are not by statute or by the Certificate of Incorporation or by these By-Laws required to be exercised or done by the Stockholders.

     ARTICLE 3.5. PLACE OF MEETINGS. The Directors may hold their meetings at the principal office of the Company, or at such other places, either within or without the State of New York, as they may from time to time determine.

     ARTICLE 3.6. REGULAR MEETINGS. Regular meetings of the Board may be held without notice at such time and place as shall from time to time be determined by resolution of the Board.

     ARTICLE 3.7. SPECIAL MEETINGS. Special meetings of the Board may be called by the President on one day's notice to each Director either personally or by mail or by wire; special meetings shall be called by the President or Secretary in a like manner on the written request of two Directors.

     ARTICLE 3.8. QUORUM OF ONE-THIRD. At all meetings of the Board the presence of one-third of the entire number of Directors (but not less than two Directors) shall be necessary to constitute a quorum and sufficient for the transaction of business, and any act of a majority present at a meeting, at which there is a quorum, shall be the act of the Board of Directors, except as may be otherwise specifically provided by statute or by the Certificate of Incorporation or by these By-Laws. If a quorum shall not be present at any meeting of Directors, the Directors present thereat may adjourn the meeting from time to time, without notice other than announcement at the meeting, until a quorum shall be present.

     Members of the Board of Directors may participate in a meeting of the Board by means of conference telephone or similar communications equipment which enable all persons participating in the meeting to hear each other; and participation in a meeting in this manner shall constitute presence in person at such meeting for every purpose, except for the purpose of an act or approval that is required by any provision of the Investment Company Act to be taken or given by the votes cast in person of a majority of those Directors who are not "interested persons" within the meaning of Section 2(a)(19) of said Act.

     ARTICLE 3.9. ACTION WITHOUT A MEETING. Any action required or permitted to be taken pursuant to authorization voted at a meeting of the Board of Directors or any Committee thereof, may be taken without a meeting if, prior or subsequent to such action, all Members of the Board or of such Committee, as the case may be, consent thereto in writing and such written consents are filed with the minutes of the proceedings of the Board or Committee. Such consent shall have the same effect as a unanimous vote of the Board or Committee for all purposes.

     ARTICLE 3.10. EXECUTIVE COMMITTEE. There may be an Executive Committee of two or more Directors appointed by the Board who may meet at stated times or on notice to all by any of their own number. They shall consult with and advise the Officers of the Company in the management of its business and exercise such powers of the Board of Directors as may be lawfully delegated by the Board of Directors. Vacancies shall be filled by the Board of Directors at any regular or special meeting. The Executive Committee shall keep regular minutes of its proceedings and report the same to the Board when required.

     ARTICLE 3.11. COMPENSATION OF DIRECTORS. Directors may be compensated for their services rendered and expenses incurred in that capacity, in such amounts as may be determined by resolution of the Board from time to time. Nothing herein contained shall be construed to preclude any Director form serving the Company in any other capacity and receiving compensation thereof. BY-LAW FOUR:
OFFICERS

     ARTICLE 4.1. OFFICERS. The Officers of the Company shall be a President, a Vice-President, a Secretary and a Treasurer. Any two of the aforesaid offices, except those of President and Vice-President, may be held by the same person.

     ARTICLE 4.2. APPOINTMENT OF OFFICERS. The Directors, immediately after each annual meeting of Stockholders, shall appoint from their number a President, and shall also choose the other Officers, who need not be members of the Board.

     ARTICLE 4.3. SALARIES OF OFFICERS. The salaries of all Officers of the Company shall be fixed by the Board of Directors.

     ARTICLE 4.4. ADDITIONAL OFFICERS. The Officers of the Company shall be fixed by the Board of Directors. The Board, at any regular or special meeting, may appoint such other Officers and agents as it shall deem necessary, who shall exercise such powers and perform such duties as shall be determined from time to time by the Board.

     ARTICLES 4.5. TERM, REMOVAL, VACANCIES. The Officers of the Company shall hold office for one year and until their successors are chosen and qualify in their stead. Any Officer elected or appointed by the Board of Directors may be removed at any time by the affirmative vote of a majority of the Directors. If the office of any Officer becomes vacant for any reason, the vacancy shall be filled by the Board of Directors.

     ARTICLE 4.6. PRESIDENT. The President shall be the Executive Officer of the Company; he shall preside at all meetings of the Stockholders and Directors; he shall have the management of the business of the Company and shall see that all orders and resolutions of the Board are carried into effect.

     ARTICLE 4.7. VICE-PRESIDENT. The Vice-President (senior in service) in the absence or disability of the President shall perform the duties and exercise the powers of the President and shall perform such other duties as the Board of Directors shall prescribe.

     ARTICLE 4.8. TREASURER. The Treasurer shall have the custody of the corporate funds and securities and shall keep full and accurate accounts of receipts and disbursements in books belonging to the Company and shall deposit all moneys and other valuable effects in the name and to the credit of the Company in such depositories as may be designated by the Board of Directors. He shall disburse the funds of the Company as may be ordered by the Board, taking proper vouchers for such disbursements, and shall render to the President and Directors at the regular meetings of the Board, or whenever they may require it, an account of all his transactions as Treasurer and of the financial condition of the Company.

     ARTICLE 4.9. SECRETARY. The Secretary shall attend all sessions of the Board and all meetings of the Stockholders and record all votes and the minutes of all proceedings in a book to be kept for that purpose, and shall perform like duties for the Executive Committee of the Board when required. He shall give or cause to be given notice of all meetings of Stockholders and special meetings of the Board of Directors and shall perform such other duties as may be prescribed by the Board of Directors. He shall keep in safe custody the seal of the Company and affix it to any instrument when authorized by the Board of Directors.

BY-LAW FIVE: GENERAL PROVISIONS

     ARTICLE 5.1. WAIVER OF NOTICE. Whenever by statute, the provisions of the Certificate of Incorporation or these By-Laws, the Stockholders or the Board of Directors are authorized to take any action after notice, such notice may be waived, in writing, before or after the holding of the meeting, by the person or persons entitled to such notice, or, in the case of a Stockholder, by his attorney thereunto authorized.

     ARTICLE 5.2. CONTRACTS OR TRANSACTIONS IN WHICH DIRECTORS OR OFFICERS ARE INTERESTED. Subject to the provisions of Section 17 of the Investment Company Act of 1940 and Regulations thereunder, and any other applicable laws, no contract or other transaction between the Company and any other corporation shall be affected or invalidated by the fact that any one or more of the Directors and/or Officers of this Company is or are interested in, or is a director or officer, or are directors or officers of such other corporation; and any Director or Directors, Officer or Officers, of this Company individually or jointly may be a party or parties to or may be interested in any contract or transaction of this Company or in which this Company is interested; and no contract, act or transaction of this Company with any person or persons, firm or association, shall be affected or invalidated by the fact that any Director or Directors, Officer or Officers, of this Company is a party, or are parties to, or interested in, such contract, act or transaction, or in any way connected with such person or persons, firm or association, and each and every person who may become a Director and/or Officer of this Company is hereby relieved from any liability that might otherwise exist from contracting with the Company for the benefit of himself or any firm or corporation in which he may be in any wise interested.

     ARTICLE 5.3. CHECKS. All checks or demands for money and notes of the Company shall be signed by such Officer or Officers or such other person or persons as the Board of Directors may from time to time designate.

     ARTICLE 5.4. FISCAL YEAR. The fiscal year of the Company shall be determined by resolution of the Board of Directors.

     ARTICLE 5.5. SEAL. The seal of the Company shall be circular in form and contain the name of the Company, the year of its organization and the words "Corporate Seal, New York". The seal may be used by causing it to be impressed directly on the instrument or writing to be sealed, or upon adhesive substance affixed thereto. The seal on any corporate obligation for the payment of money may be a facsimile, engraved or printed.

BY-LAW SIX: CERTIFICATES OF STOCK

     ARTICLE 6.1 CERTIFICATES OF STOCK. The certificates of stock of the Company shall be numbered and entered in the books of the Company as they are issued. They shall exhibit the holder's name and the number of shares and shall be signed by the President or a Vice-President and the Treasurer or an Assistant Treasurer or the Secretary or an Assistant Secretary and shall bear the corporate seal. Such seal may be a facsimile, engraved or printed. Where any such certificate is signed by a Transfer Agent or by a Registrar, the signatures of any such officer may be facsimile, engraved or printed. In case any of the Officers of the Company whose manual or facsimile signature appears on any stock certificate delivered to a Transfer Agent of the Company shall cease to be such Officer prior to the issuance of such certificate, the Transfer Agent may nevertheless countersign and deliver such certificate as though the person signing the same or whose facsimile signature appears thereon had not ceased to be such Officer, unless written instructions of the Company to the contrary are delivered to the Transfer Agent.

     ARTICLE 6.2 LOST CERTIFICATES. The Board of Directors or the President and Treasurer may direct a new certificate or certificates to be issued in place of any certificate or certificates theretofore issued by the Company, alleged to have been lost or destroyed, upon the making of an affidavit of that fact by the person claiming the certificate of stock to be lost or destroyed. When authorizing such issue of a new certificate or certificates, the Board of Directors or the President and Treasurer may, in its or their discretion and as a condition precedent to the issuance thereof, require the owner of such lost or destroyed certificate or certificates, or his legal representative, to advertise the same in such manner as it or they shall require and/or give the Company a bond in such sum and with such surety or sureties as it or they may direct as indemnity against any claim that may be made against the Company with respect to the certificate alleged to have been lost or destroyed.

     ARTICLE 6.3 TRANSFER OF STOCK. Upon surrender to the Company or the Transfer Agent of the Company of a certificate of stock duly endorsed or accompanied by proper evidence of succession, assignment or authority to transfer, it shall be the duty of the Company to issue a new certificate to the person entitled thereto, and cancel the old certificate; every such transfer of stock shall be entered on the stock book of the Company.

     ARTICLE 6.4. REGISTERED HOLDER. The Company shall be entitled to treat the holder of record of any share or shares of stock as the holder in fact thereof and, accordingly, shall not be bound to recognize any equitable or other claim to or interest in such share or shares on the part of any other person whether or not it shall have express or other notice thereof, except as expressly provided by statute.

     ARTICLE 6.5. RECORD DATE. The Board of Directors may fix a time not more than sixty (60) days nor less than ten (10) days prior to the date of any meeting of Stockholders, or prior to the last day on which the consent or dissent of Stockholders may be effectively expressed for any purpose without a meeting, as the time as of which Stockholders entitled to notice of and to vote at such a meeting or whose consent or dissent is required or may be expressed for any purpose, as the case may be, shall be determined; and all persons who were holders of record of voting stock at such time and no other shall be entitled to notice of and to vote at such meeting or to express their consent or dissent, as the case may be. The Board of Directors may also fix a time not exceeding sixty (60) days nor less than ten (10) days preceding the date fixed for the payment of any dividend or the making of any distribution, or for the delivery of evidences of rights, or evidences of interests arising out of any change, conversion or exchange of capital stock, as a record time for the determination of the Stockholders entitled to receive any such dividend, distribution, rights or interests.

BY-LAW SEVEN: CAPITAL STOCK

     ARTICLE 7.1. DIVIDENDS. Dividends upon the capital stock of the Company, subject to any provisions of the Certificate of Incorporation relating thereto, may be declared by the Board of Directors at any regular or special meeting, pursuant to law.

     ARTICLE 7.2. RESERVE BEFORE DIVIDENDS. Before payment of any dividend, there may be set aside out of the net profits of the Company available for dividends such sum or sums as the Directors from time to time in their absolute discretion think proper as a reserve fund to meet contingencies, or for equalizing dividends, or for repairing or maintaining any property of the Company, or for such other purpose as the Directors shall think conducive to the interests of the Company, and the Directors may modify or abolish any such reserve in the manner in which it was created.

     ARTICLE 7.3. FRACTIONAL SHARES. Fractional shares entitle the holder to the same voting and other rights and privileges as whole shares on a pro-rata basis.

BY-LAW EIGHT: AMENDMENTS

     ARTICLE 8.1 BY STOCKHOLDERS. The By-Laws may be amended by vote of the holders of a majority of the Company's stock, as defined by the Investment Company Act of 1940, at any annual or special meeting of the Stockholders at which a quorum is present or represented, provided notice of the proposed amendment shall have been contained in the notice of the meeting.

     ARTICLE 8.2. BY DIRECTORS. The Directors may adopt, amend or repeal any supplementary By-Law not inconsistent with the By-Laws adopted by the Stockholders, by the affirmative vote of two-thirds of the Board of Directors, at any regular or special meeting of the Board, if notice of the proposed By-Law, amendment or repeal shall have been given. The Directors may not amend or repeal the By-Laws adopted by the Stockholders.